                       INTERCOMPANY SERVICE AGREEMENT

          This Intercompany Service Agreement ("Agreement") is entered into as of this 1st day of January, 1998 ("Effective Date"), by and among Blue
Cross & Blue Shield United of Wisconsin, a service insurance corporation organized pursuant to Ch. 613, Wisconsin Statutes ("BCBSUW"), United Wisconsin Services, Inc., an insurance holding company organized pursuant to Ch. 180, Wisconsin Statutes ("UWS"), Meridian Managed Care, Inc., a corporation organized pursuant to Ch. 180, Wisconsin Statutes ("MMC"), and Compcare Health Services Insurance Corporation, a stock insurance corporation organized pursuant to Ch. 611, Wisconsin Statute ("Compcare").

                                  RECITALS

          WHEREAS, BCBSUW, UWS, MMC and Compcare are affiliated corporations, with MMC and Compcare being wholly owned subsidiaries of UWS;

          WHEREAS, there is an existing service agreement between BCBSUW and UWS that extends to subsidiaries of UWS (BCBSUW, UWS and its subsidiaries shall hereinafter be collectively referred to as "BCBSUW/UWS Group"), and this Agreement is intended to further specify the services, costs, and allocation methods contemplated by that service agreement;

          WHEREAS, Compcare operates a health maintenance organization ("HMO") through which Compcare (i) markets, underwrites, and services Compcare Group Plans, including, but not limited to, Medicaid Plans, (ii) markets and services the Compcare Point of Service Plans, with Compcare underwriting the HMO portion and United Wisconsin Insurance Company ("UWIC") underwriting the indemnity portion, and (iii) markets and services Compcare Out-of-Area Products, which are underwritten by United Wisconsin Life Insurance Company ("UWLIC") or such other company as may be agreed upon from time to time;

          WHEREAS, Compcare has entered into independent third party contracts with UWIC and UWLIC to provide administrative services in connection with the indemnity portion of the Compcare Point of Service Plans and the Compcare Out-of-Area Products and to document the cost and/or profit sharing associated therewith, and Compcare has entered into an independent third party contract with UWIC to reinsure a portion of the loss on the Compcare in-network portion of the Compcare Point of Service Plans;

          WHEREAS, Compcare also provides quality improvement, network management, accounting, and provider contracting and relations services to various companies in the BCBSUW/UWS Group;

          WHEREAS, MMC provides certain employees and BCBSUW and UWS collectively provide the other business resources and services necessary for the continued operation of Compcare's business;

          WHEREAS, by entering into this Agreement, the parties hereto wish to establish clearly (i) an employee leasing arrangement; (ii) the services and resources that BCBSUW and UWS will continue to provide to Compcare and that Compcare will continue to provide to various companies in the BCBSUW/UWS Group, and the compensation and cost allocations therefor; and (iii) the respective rights and responsibilities of the parties.

                                 AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   LEASE OF EMPLOYEES

     a.   CLASSIFICATION OF EMPLOYEES.

          i. "Direct Employees" are those MMC employees that are assigned to perform all of their services for Compcare with respect only to the quality improvement and network management functions provided by Compcare to other companies in the BCBSUW/UWS Group. (Direct Employees may also be referred to herein as "Employees.")

     b.   LEASE OF EMPLOYEES.

          i. OBLIGATION TO PROVIDE EMPLOYEES. MMC shall provide to Compcare, to the extent requested by Compcare, the entire requirement of Direct Employees for use in Compcare's business according to such job descriptions, qualifications, experience, education, or skills (collectively "Employee Specifications") as may be specified by Compcare from time to time.

          ii. INDEPENDENT HIRING. Notwithstanding Section 1.b.i and Compcare's present intent to lease Direct Employees from MMC, Compcare shall have the right, subject to Section 6, to obtain and hire directly any or all employees from any other sources and on any terms to perform such duties as Compcare may consider appropriate from time to time. Should Compcare hire employees from other sources, it will not hire any individual who was an MMC, BCBSUW or UWS Employee leased to Compcare within three (3) months preceding such hiring, without the written consent of MMC, BCBSUW and/or UWS.

          iii. HUMAN RESOURCES DEPARTMENT. UWS's Human Resources Department ("Human Resources") shall be responsible for the implementation, management, and operation of MMC's, BCBSUW's and UWS's employee leasing obligations under this Agreement. Employee Specifications shall be retained in the files of Human Resources, and Compcare shall notify Human Resources at any time of its intention to change such Employee Specifications for Direct Employees, at which time Human Resources shall promptly make the requested changes to the Employee Specifications.

     c. OFFICERS. Employment, termination, and terms of employment of all officers shall be reserved to the full Boards of Directors of BCBSUW and UWS, provided, however, that while any such individual is leased to Compcare to perform services as an officer, Compcare will be consulted prior to all determinations regarding the employment, or terms thereof, of such individuals; provided, however, that Compcare's input shall be of an advisory nature and will not be binding on BCBSUW or UWS as the common law employers of such individuals.

     d. EMPLOYMENT RELATIONSHIPS. Human Resources shall establish performance criteria or standards, which reflect the Employee Specifications supplied by Compcare, for leased Direct Employees while performing services for Compcare. Compcare shall advise Human Resources on the performance of Direct Employees, and shall have the right to request investigation, disciplinary action, reassignment, and removal of such employees. If at any time Compcare becomes dissatisfied with the performance of a Direct Employee, Compcare shall have the right to reject the continued lease of that particular employee and request a replacement therefor. MMC, BCBSUW and UWS shall have the exclusive right, however, to direct all MMC, BCBSUW and UWS employees, respectively, as to the manner in which services are to be rendered and performance goals are to be achieved. MMC, BCBSUW and UWS shall be, and shall have all the privileges, rights, and responsibilities of, common law employers of all MMC, BCBSUW and UWS employees, respectively, including, but not limited to, establishing work and disciplinary rules, setting compensation levels, and directing each MMC, BCBSUW or UWS Employee as to the manner in which daily duties are completed, whether or not the employee actually performs services for MMC, BCBSUW, UWS or another company in the BCBSUW/UWS Group. Employees leased to Compcare pursuant to this Agreement shall remain employees of MMC, BCBSUW or UWS, and shall in no way be treated as or considered employees of Compcare.

     e. NOTIFICATION OF PERSONNEL COST CHANGES. With respect to Direct Employees performing services for Compcare, if MMC adopts or implements any change in compensation, employee benefit plans, or any other fringe benefit that results in higher Total Personnel Costs (as defined at Section 4.a.i) than those in existence as of the date of this Agreement, MMC shall provide Compcare with written notice at least 30 days before such change becomes effective (unless such change is required by law, in which case Compcare will be notified as soon as possible), describing such new benefit and the projected increase in the Total Personnel Costs.

2.   SERVICES AND OTHER RESOURCES PROVIDED TO COMPCARE

     a. SERVICES AND RESOURCES PROVIDED BY BCBSUW. BCBSUW shall provide to Compcare, to the extent requested by Compcare and subject to Section 6, the following services and resources (together "BCBSUW Services"). BCBSUW shall supply BCBSUW Services only if Compcare has determined not to have its own employees or third parties furnish the BCBSUW Services, subject to Section 6.

          i. OFFICE SPACE AND FACILITIES. Office space and facilities, including, but not limited to, furniture and equipment, as shall be necessary or appropriate for the conduct of Compcare's operations.

          ii. BUILDING SERVICES. Building services, including, but not limited to, repair and maintenance of any property and facilities made available hereunder as shall be necessary to maintain such property and facilities in good working order, and such other building services as may be necessary or appropriate for the conduct of Compcare's business.

          iii. OFFICE SERVICES. Such office services, including, but not limited to, warehousing, transportation, stockroom, graphics, printing, duplicating and forms management, as shall be necessary or appropriate for the conduct of Compcare's business.

          iv. CENTRAL SYSTEMS. Such central systems, including, but not limited to, management information systems, telecommunications, centralized mailing, technology support and central data base maintenance, as shall be necessary or appropriate for the conduct of Compcare's business.

          v. ADMINISTRATIVE SERVICES. Such administrative services, including, but not limited to, administrative support and reporting, word processing, documentation and training, contracts and booklets, customer service administration, claims administration, benefits and provider administration, and lobbyist activities, as shall be necessary or appropriate for the conduct of Compcare's business.

          vi. SALES AND MARKETING SERVICES. Such sales and marketing services, including, but not limited to, direct and agency sales, sales training, marketing communications and compliance, membership and electronic enrollment, and customer relations, as shall be necessary or appropriate for the conduct of Compcare's business.

          vii. FINANCE AND UNDERWRITING SERVICES. Such finance and underwriting services, including, but not limited to, financial reporting, cash adjustments, medical review, and small group underwriting, as shall be necessary or appropriate for the conduct of Compcare's business.

          viii. MANAGEMENT SERVICES. Such management services as shall be necessary or appropriate for the conduct of Compcare's business.

          xi. COMPANY CAR AND TRAVEL. Availability and maintenance of vehicles for company related travel and such other travel related services as shall be necessary or appropriate for the conduct of Compcare's business.

     b. SERVICES AND RESOURCES PROVIDED BY UWS. UWS shall provide to Compcare, to the extent requested by Compcare and subject to Section 6, the following services and resources (together "UWS Services"). UWS shall supply UWS Services only if Compcare has determined not to have its own employees or third parties furnish the UWS Services, subject to Section 6.

          i. CORPORATE SUPPORT SERVICES. Such corporate support services, including, but not limited to, corporate compliance, legal, and government relations, as shall be necessary or appropriate for the conduct of Compcare's business.

          ii. EXECUTIVE SERVICES. Such executive services as shall be necessary or appropriate for the conduct of Compcare's business.

          iii. MARKETING AND COMMUNICATIONS. Such corporate marketing and communications services, including, but not limited to, public relations and employee community events, as shall be necessary or appropriate for the conduct of Compcare's business.

          iv. HUMAN RESOURCES. Such human resource services, including, but not limited to, staffing, labor and employment relations, training and development, and administration of payroll and employee benefits, as shall be necessary or appropriate with respect to Employees utilized by Compcare under this Agreement or otherwise necessary or appropriate for the conduct of Compcare's business.

          v. FINANCIAL SERVICES. Such financial services, including, but not limited to, tax, treasury, cash management, administration of financial systems, corporate accounting, and strategic planning/consulting, as shall be necessary or appropriate for the conduct of Compcare's business.

          vi. ACTUARIAL AND UNDERWRITING SERVICES. Such actuarial and underwriting services as shall be necessary or appropriate for the conduct of Compcare's business.

          vii. OTHER SERVICES. Such other services, including, but not limited to, those provided by MMC or Meridian Resource Corporation, as shall be necessary or appropriate for the conduct of Compcare's business.

     c. STAFFING. BCBSUW and UWS shall both maintain an adequate source of qualified employees to ensure the acceptable performance of BCBSUW and UWS Services.

3.   SERVICES PROVIDED BY COMPCARE TO THE BCBSUW/UWS GROUP

     a. SERVICES PROVIDED BY COMPCARE. Compcare shall provide the following services (together "Compcare Services") to companies in the BCBSUW/UWS Group, to the extent requested by any such individual company:

          i. QUALITY IMPROVEMENT. Such quality improvement services, including, but not limited to, credentialing, quality alerts, and coordinating external accreditation, as shall be necessary or appropriate for any company in the BCBSUW/UWS Group.

          ii. NETWORK MANAGEMENT. Such network management services, including, but not limited to, network analysis, provider relations support, provider financial services, and provider reporting and analysis, as shall be necessary or appropriate for any company in the BCBSUW/UWS Group.

          iii. PROVIDER CONTRACTING. Such provider contracting services as shall be necessary or appropriate for any company in the BCBSUW/UWS Group.

          iv. ACCOUNTING. Such accounting services as shall be necessary or appropriate for any company in the BCBSUW/UWS Group.

          v. SALES. Such sales support as shall be necessary or appropriate for any company in the BCBSUW/UWS Group.

4.   COST ALLOCATION METHODS

     a.   LEASED EMPLOYEES.

          i. TOTAL PERSONNEL COSTS. The term "Total Personnel Costs" shall include all costs or expenses of whatever nature and from whatever origin arising out of or related to the maintenance of an Employee. Such term shall include, but shall not be limited to, the following costs, expenses, and obligations:

salaries, wages, and bonuses;
profit sharing;
benefit plans;
payroll taxes;
employee insurance.

          ii. ALLOCATION OF PERSONNEL COSTS. To the extent that Direct Employees are leased to Compcare, Total Personnel Costs associated with a Direct Employee shall be directly charged to Compcare on a monthly basis. See Schedule 1.
     b. BCBSUW AND UWS SERVICES. To the extent that BCBSUW/UWS Services are rendered on behalf of or for the benefit of Compcare, costs therefor shall be allocated to Compcare as follows:

          i. DIRECT CHARGES. Costs associated with those BCBSUW/UWS Services identified on Schedule 1 shall be directly charged to Compcare on a monthly basis.

          ii. INDIRECT ALLOCATIONS. Cost allocations for those BCBSUW/UWS Services identified on Schedule 2 ("Schedule 2 Services") shall be determined annually for the next succeeding Fiscal Year ("Fiscal Year" shall mean January 1 through December 31) on the basis of utilization and cost studies performed by UWS. Through the use of Indirect Allocation Methods, as described in Schedule 3 attached hereto, utilization of Schedule 2 Services shall be reduced to an allocation percentage for each company in the BCBSUW/UWS

Group. For any specific Schedule 2 Service, Compcare's total allocation percentage shall be determined by adding the applicable allocation percentage from each of the service agreements included in Schedule 2. Each month all costs associated with the utilization of Schedule 2 Services shall be multiplied by Compcare's total allocation percentage to determine Compcare's allocable share of costs for Schedule 2 Services. Notwithstanding the preceding, (i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS Group, (ii) costs associated with Schedule 2 Services performed directly for Compcare shall be allocable to Compcare only, and (iii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect Allocation Method used to allocate costs to Compcare for specific Schedule 2 Services shall be subject to agreement by the parties on an annual basis.(1) Schedule 2, attached hereto, sets forth Compcare's annual allocation percentages for costs and expenses associated with Schedule 2 Services. Schedule 2 shall be amended annually.

          iii. CHARGEBACKS. Costs associated with those BCBSUW/UWS Services identified on Schedule 4 ("Chargeback Services") either shall be (i) indirectly allocated to Compcare as discussed in Section 4.b.ii, if the cost is a general expense for providing the Chargeback Service to all users; or (ii) directly charged to a Compcare cost center, if the cost is an expense specific to a Compcare cost center. Thus, costs associated with Chargeback Services shall be either directly charged or indirectly allocated to Compcare on a monthly basis, depending on the nature of the cost.

          iv. CHARGES AND ALLOCATIONS TO COMPCARE REGIONS. Direct charges to Compcare, which are attributable to a specific regional operation of Compcare ("Region"), subsequently shall be charged to the Region. The Regions also shall be allocated a pro rata percentage of the Compcare indirect cost allocations based on the Region's earned fees. Notwithstanding the preceding, the methodology used to allocate Compcare indirect cost allocations to the Regions shall be subject to negotiation, on an annual basis, by the Finance Manager of Compcare and the directors of the Compcare Regions.

     c. COMPCARE SERVICES. To the extent that Compcare Services are rendered on behalf of or for the benefit of a company in the BCBSUW/UWS Group, costs therefor shall be allocated to the respective company as follows:

          i. INDIRECT ALLOCATIONS. Costs allocations for Compcare Services (excluding Compcare Sales Services) shall be determined annually for the next succeeding Fiscal Year on the basis of cost center surveys completed by those companies in the BCBSUW/UWS Group that utilize Compcare Services ("Internal Users"). Based on the survey results, Internal Users shall be assigned a fixed percentage. Each month all costs associated with the utilization of Compcare Services by Internal Users shall be multiplied by the fixed allocation percentage of each Internal User to determine the Internal User's respective

---------------------
(1) Before granting approval of any negotiated change to the method of allocating costs for a particular service, the following factors should be considered: (i) compliance with FAS rules; (ii) other federal government contracting implications; and (iii) feasibility.

allocable share of costs for Compcare Services.  Notwithstanding the preceding,
(i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS Group, and (ii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect Allocation Method used to allocate costs for Compcare Services shall be subject to agreement by the parties on an annual basis.

          ii. SALES CHARGEBACKS. Costs associated with Compcare Sales Services either shall be (i) indirectly allocated to the Internal User if the cost is a general expense for providing the Sale Services to all Internal Users; or (ii) directly charged to an Internal User's cost center, if the cost is an expense specific to an Internal User's cost center.

     d. FEES IN ADDITION TO ALLOCATED COSTS. To the extent that Compcare leases or utilizes the services of Employees from MMC, BCBSUW and/or UWS, and to the extent that Compcare utilizes BCBSUW/UWS Services, MMC, BCBSUW and/or UWS may charge Compcare a reasonable negotiated fee therefor, as set forth in
Schedule 5. To the extent that Compcare provides Compcare Services to any company in the BCBSUW/UWS Group pursuant to this Agreement, Compcare may charge a reasonable negotiated fee therefor, as set forth in Schedule 6.

5.   SUBSTANTIATION OF AND REIMBURSEMENT FOR ALLOCATED COSTS

     a. SUBSTANTIATION OF ALLOCATED COSTS. All costs and expenses shall be allocated in a fair and reasonable manner. MMC, BCBSUW, UWS and Compcare shall maintain reasonable and appropriate operating procedures to allocate costs and expenses so as to enable each party's independent certified public accounting firm to audit such costs and the allocation thereof. At the end of each month,
(i) MMC, BCBSUW and/or UWS shall provide or make available to Compcare appropriate documentation respecting the costs and expenses that are allocated, either directly or indirectly, to Compcare for that month in sufficient detail to permit Compcare to identify the sources of such charges, and (ii) Compcare shall provide or make available to the BCBSUW/UWS Group appropriate documentation respecting the costs and expenses that are allocated to individual companies in the BCBSUW/UWS Group for that month for Compcare Services in sufficient detail to permit the identification of the sources of such charges.

     b. REIMBURSEMENT FOR ALLOCATED COSTS. At the end of each month, not later than the 30th day of the following month, (i) Compcare shall promptly reimburse MMC, BCBSUW and/or UWS for all costs and expenses incurred by MMC, BCBSUW and/or UWS in furnishing or obtaining the Employees and Services provided for under Sections I and II, which amount shall be based on the total of direct charges and indirect allocations to Compcare for the preceding month, and (ii) any company in the BCBSUW/UWS Group on whose behalf Compcare Services have been rendered in the preceding month shall promptly reimburse Compcare for all costs and expenses incurred by Compcare in furnishing Compare Services thereto. Notwithstanding the preceding, the parties reserve the right to offset amounts due to each other under this Agreement.

6.   MODIFICATIONS TO LEASED EMPLOYEES AND BCBSUW/UWS SERVICES

     a. MID-CONTRACT YEAR MODIFICATIONS. Each Contract Year, Compcare shall be required to utilize Direct Employees and BCBSUW/UWS Services budgeted to Compcare for that Contract Year, unless otherwise negotiated by the parties. ("Contract Year" shall mean January 1 through December 31.) If, at any time during the Contract Year, Compcare requires services or other non-human resources in addition to those budgeted to Compcare by BCBSUW and UWS, Compcare may obtain such services or resources from a source outside of the BCBSUW/UWS Group only if Compcare's additional needs cannot be accommodated by BCBSUW or UWS.

     b. CONTRACT YEAR RENEWAL MODIFICATIONS. Compcare shall provide MMC, BCBSUW and/or UWS with at least three (3) months' written notice prior to the next Contract Year (unless the parties mutually agree upon a shorter period) of its intent to do any of the following:

          i. Increase or decrease the number or utilization of Employees or BCBSUW/UWS Services with respect to the next Contract Year;

          ii. Obtain services or other non-human resources, which are available either from BCBSUW or UWS, from a party outside the BCBSUW/UWS Group with respect to the next Contract Year.

     c. PROVISION OF SERVICES BY BCBSUW/UWS GROUP. MMC, BCBSUW and UWS have the right to provide Employees and BCBSUW/UWS Services to Compcare either directly or indirectly, through any company in the BCBSUW/UWS Group. MMC, BCBSUW and UWS may provide employees, services and other resources to Compcare indirectly through purchase from or contract with a source outside the
BCBSUW/UWS Group ("Outside Services") only with Compcare's consent.   Costs for
Outside Services shall be subject to a cost structure negotiated by the parties hereto.

7.   EXECUTION OF ANCILLARY AGREEMENTS

     a. RIGHT TO REQUEST EXECUTION OF ANCILLARY AGREEMENTS. In the event of the Change of Control (as hereinafter defined in this Section) of any party hereto and while this Agreement remains in effect, BCBSUW, UWS, MMC or Compcare may, for the sole purpose of documenting in more detail the terms and respective rights and obligations of the parties with respect to Employees and Services provided hereunder, request that any of the following types of ancillary agreements be executed by any parties hereto and effected thereby:

          i.    Employee Lease Agreement;

          ii.   Office and Equipment Lease;

          iii.  Management Information Systems Agreement;

          iv.   Service Agreement(s); or

          v. Any other Agreement deemed necessary or expedient by the parties (together "Ancillary Agreements").

          The terms of any executed Ancillary Agreement shall (i) be subject to negotiation of the respective parties, and (ii) control in case of any conflict with Sections I through VI of this Agreement. Executed Ancillary Agreements shall be attached to this Agreement as amendments hereto. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with the BCBSUW/UWS Group purchases all or substantially all of the assets or acquires the ownership of 50% or more of the voting stock of a party hereto.

     b. EFFECT OF A REQUEST TO EXECUTE. If any party hereto requests the execution of an Ancillary Agreement ("Requesting Party"), the parties shall have sixty 60 days (unless the parties hereto mutually agree to a different period) to negotiate and execute the Ancillary Agreement, during which time the parties hereto shall remain obligated to perform in accordance with the terms of this Agreement. If after 60 days (unless a different period is mutually agreed upon by the parties hereto) the requested Ancillary Agreement has not been executed, the Requesting Party may terminate this Agreement in accordance with Section IX.B.2. The parties hereby agree that any negotiations subject to this Section VII.B shall be performed in good faith and every reasonable effort shall be made to effect the execution of a requested Ancillary Agreement.
8.   ADDITIONAL COVENANTS

     a. AVAILABILITY OF RECORDS. BCBSUW, UWS, MMC and Compcare shall make available to each other, for inspection, examination and copying, all of its books and records pertaining to the Employees, BCBSUW/UWS Services, and Compcare Services provided under this Agreement each Contract Year:

          i. At all reasonable times at the principal places of business of BCBSUW, UWS, MMC, and Compcare, or at such other place as the parties hereto may otherwise agree to and designate;

          ii. In a form maintained in accordance with generally accepted accounting principles and with any other general standards or laws applicable to such book or record;

          iii. For a term of at least five (5) years, from the end of each Contract Year, irrespective of the termination of this Agreement.

     b.   CONFIDENTIALITY.

          i. The parties acknowledge and agree that they may deliver to each other information about themselves and their business which is nonpublic, confidential or proprietary in nature. All such information, regardless of the manner in which it is delivered, is referred to as "Proprietary Information." However, Proprietary Information does not include information which 1. is or becomes generally available to the public other than as a result of a disclosure by the other party, 2. was available to the other party on a nonconfidential basis prior to its disclosure by the disclosing party, or 3. becomes available to the other party on a nonconfidential basis from a person other than by the disclosing party. Unless otherwise agreed to in writing by the disclosing party, the other party shall a. except as required by law, keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than those employed by the other party, or who is actively and directly participating in the performance under this Agreement on behalf of the other party ("Involved Persons"); b. cause each Involved Person to keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than another Involved Person; and c. not use the Proprietary Information, and ensure that each Involved Person does not use the Proprietary Information, for any purpose other than in connection with the performance under this Agreement.

          ii. Upon termination of this Agreement for any reason whatsoever, each party shall promptly surrender and deliver to each other party all records, materials, documents, data and any other Proprietary Information of the other parties and shall not retain any description containing or pertaining to any Proprietary Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of BCBSUW, UWS, MMC or Compcare as the case may be.

     c. COOPERATION. The parties hereto will fully cooperate with each other and their respective counsel, if any, agents and accountants in connection with any action to be taken in the performance of their obligations under this Agreement. In the conduct of their affairs and the performance of this Agreement the parties hereto shall, unless otherwise agreed, maintain the working relationships of the parties on substantially the same terms as before the execution of this Agreement. Notwithstanding the preceding, the parties do not intend, nor should this Agreement be construed, to restrict any party's ability to contract with any other person or entity to provide services similar to or the same as those which are the subject of this Agreement.

9.   TERM AND TERMINATION

     a. TERM. This Agreement shall commence on the Effective Date and shall automatically renew annually therefrom until such time as otherwise terminated pursuant to Section 9.b.

     b.   TERMINATION.

          i. This Agreement may be terminated by any party at any time by giving one (1) years advance written notice to the nonterminating parties of its intention to terminate.

          ii. This Agreement may be terminated pursuant to Section 7.b by the Requesting Party giving three (3) months advance written notice to the nonterminating parties of its intention to terminate.

          iii. This Agreement shall terminate immediately at the election of and upon written notice from the non-defaulting party in the event of any of the following:

                     (1) A party hereto becomes incapable of fully performing its duties and obligations according to the terms of this Agreement for the following reason(s): insolvency, bankruptcy, or substantial cessation or interruption of its business operations for any reason whatsoever;

                     (2) A party hereto commits fraud or gross negligence in performing its obligations under this Agreement;

          HOWEVER, if the defaulting party provides the non-defaulting parties with prompt notice of the event of default, the defaulting party shall have 30 days to cure the defect, during which time the non-defaulting parties may not exercise the termination right under this section 9.b.iii.

          iv. Liabilities After Termination. The termination of this Agreement shall not limit the obligation or liabilities of any party hereto incurred but not discharged prior to termination.

10.  INDEMNIFICATION

     a.   INDEMNIFICATION BY COMPCARE.

          i. Notwithstanding anything to the contrary in this Agreement, neither MMC, BCBSUW, UWS, nor any other company in the BCBSUW/UWS Group (other than Compcare), nor any person who is or was, at the time of any action or inaction affecting Compcare, a director, officer, employee or agent of MMC, BCBSUW, UWS or any other company in the BCBSUW/UWS Group (other than Compcare) (collectively "Indemnitees") shall be liable to Compcare for any action or inaction taken or omitted to be taken by such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct.

          ii. Compcare shall, to the fullest extent not prohibited by law, indemnify and hold harmless each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Employees and BCBSUW/UWS Services provided to Compcare hereunder; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by Compcare under this Agreement.

     b.   INDEMNIFICATION BY MMC, BCBSUW AND UWS.

          i. Notwithstanding anything to the contrary in this Agreement, neither Compcare, nor any person who is or was, at the time of any action or inaction affecting the BCBSUW/UWS Group (other than Compcare), a director, officer, employee or agent of Compcare (collectively "Indemnitees") shall be liable to any company in the BCBSUW/UWS Group for any action or inaction taken or omitted to be taken by such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct.

          ii. MMC, BCBSUW and UWS, jointly and severally, hereby agree to indemnify and hold harmless, to the fullest extent not prohibited by law, each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Compcare Services provided to the BCBSUW/UWS Group hereunder; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by MMC, BCBSUW or UWS under this Agreement.

11.  MISCELLANEOUS

     a. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred by any of the parties hereto without the prior written consent of the other parties. A Change of Control shall be deemed an assignment requiring the consent of the other parties hereto.

     b. AMENDMENT. The parties recognize that it may be desirable to alter the terms of this Agreement in the future to take into account such events or conditions as may from time to time occur. Any amendments to this Agreement shall be in writing and shall be executed by all parties; however, Ancillary Agreements need only be executed by the parties affected thereby.

     c. WAIVER; REMEDIES. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section 11.d of this Agreement.

     d.   RESOLUTION OF DISPUTES.

          i.    INFORMAL RESOLUTION.

                     (1) Coordinating Committee: Any conflicts or disputes regarding 1. occupancy, utilization or delivery of BCBSUW/UWS Services, or scheduling, performance and utilization of Employees necessary for the conduct of Compcare's business, or 2. utilization or delivery of Compcare Services, shall be submitted to a coordinating committee for resolution. The coordinating committee shall consist of four (4) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the coordinating committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in
                Section 11.d.ii.

                     (2) Audit Committee: Any conflicts or disputes regarding allocation methods, allocated costs, offsets, fees or any matter related thereto shall be submitted to an audit committee for resolution. The audit committee shall consist of four (4) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the audit committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in Section 11.d.ii.

          ii.   FORMAL RESOLUTION.

                     (1) Any dispute, controversy or claim between or among the parties hereto that arises out of or relates to this Agreement or any Ancillary Agreement entered into pursuant hereto, and which otherwise has been unresolved by a coordinating committee pursuant to Section 11.d.i(1) or an audit committee pursuant to Section 11.d.i(2) shall be settled by arbitration. In order to initiate an arbitration, BCBSUW, UWS, MMC or Compcare (as the case may be) shall deliver a written notice of demand for arbitration to the other affected party(ies). Within thirty (30) days of the giving of such written notice, each party involved shall appoint an individual as arbitrator (the "Party Arbitrators"). Within thirty (30) days of their appointment, the Party Arbitrators shall collectively select one (or two if necessary to constitute an odd total number of arbitrators) additional arbitrator (together the "Panel Arbitrators") and shall give the parties involved notice of such choice.

                     (2) The arbitration hearings shall be held in Milwaukee, Wisconsin. Each party shall submit its case to the Panel Arbitrators within sixty (60) days of the selection of the Panel Arbitrators or within such longer period as may be agreed by the Panel Arbitrators. The decision rendered by a majority of the Panel Arbitrators shall be final and binding on the parties involved. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                     (3) Each involved party shall a. pay the fees and expenses of its own Party Arbitrator, and pay its own legal, accounting, and other professional fees and expenses, b. jointly share in the payment of the fees and expenses of the other one (or two) arbitrator(s) selected by the Party Arbitrators, and c. jointly share in the payment of the other expenses jointly incurred by the involved parties directly related to the arbitration proceeding.

                     (4) Except as provided above, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     e. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile or e-mail, as follows:

          i.    If to BCBSUW:

                Ms. Essie Whitelaw
                Blue Cross & Blue Shield United of Wisconsin
                1515 North RiverCenter Drive
                Milwaukee, Wisconsin  53212

                Facsimile Telephone Number:  (414) 226-6700

                With copies to:

                Ms. Penny Siewert
                Blue Cross & Blue Shield United of Wisconsin
                N17W24340 Riverwood Drive
                Waukesha, Wisconsin  53188

                Facsimile Telephone Number:  (414) 523-4920

          ii.   If to UWS:
                Mr. C. Edward Mordy
                United Wisconsin Services, Inc.
                401 West Michigan Street
                P.O. Box 2025
                Milwaukee, Wisconsin  53201-2025

                Facsimile Telephone Number:  (414) 226-6229

          iii.  If to MMC:
                Dr. James Hartert
                Meridian Managed Care, Inc.
                401 West Michigan Street
                P.O. Box 2025
                Milwaukee, Wisconsin  53201-2025

                Facsimile Telephone Number:  (414) 226-6229

          iv.   If to Compcare:
                Mr. Roger A. Formisano
                Compcare Health Services Insurance Corporation
                401 West Michigan Street
                P.O. Box 2025
                Milwaukee, Wisconsin  53201-2025

                Facsimile Telephone Number:  (414) 226-6229

          Any notice or other communication given as provided in this Section 11.e, shall be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation or e-mail return receipt). Any party from time to time may change its address for purpose of notices to that party by giving a similar notice specifying a new address.

     f. RELATIONSHIP OF THE PARTIES. Negotiations relating to this Agreement have occurred and shall continue to be carried out on an arm's length basis. Further, the employees, services and other resources contemplated by this Agreement shall be provided to Compcare on an independent contractor basis. Nothing in this Agreement shall be construed to create an employer-employee relationship between Compcare and Employees or any of the parties hereto.

     g. ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement. Notwithstanding the preceding, the parties acknowledge that there are, and/or may be in the future, any number of independent third party contracts between various companies in the BCBSUW/UWS Group for various services and/or business arrangements, and any such contracts, whether written or oral, shall survive the execution of this Agreement and any renewal hereof.

     h. HEADINGS. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

     i. NO THIRD PARTY BENEFICIARIES. This Agreement is only for the benefit of the parties hereto and does not confer any right, benefit, or privilege upon any person or entity not a party to this Agreement.

     j. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

     k. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, 1. such provision will be fully severable, 2. this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, 3. the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and 4. in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as part of this Agreement, a legal, valid, and enforceable provision as similar terms to such illegal, invalid, or unenforceable provision as may be possible.

     l. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BLUE CROSS BLUE SHIELD UNITED OF WISCONSIN


By:
   ------------------------------------
Title:
      ---------------------------------

By:
   ------------------------------------
Title:
      ---------------------------------


UNITED WISCONSIN SERVICES, INC.

By:
   ------------------------------------
Title:
      ---------------------------------


MERIDIAN MANAGED CARE, INC.

By:
   ------------------------------------
Title:
      ---------------------------------


COMPCARE HEALTH SERVICES INSURANCE CORPORATION

By:
   ------------------------------------
Title:
      ---------------------------------